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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of report (Date of earliest event reported):
                      February 1, 2000 (January 28, 2000)


                          OUTBOARD MARINE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


        Delaware                       1-2883                     36-1589715
(State of incorporation or     (Commission File Number)        (I.R.S. Employer
     organization)                                           Identification No.)


                              100 Sea Horse Drive
                            Waukegan, Illinois 60085
   (Address, including zip code of Registrant's principal executive offices)


       Registrant's telephone number, including area code: (847) 689-6200


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Item 5:   Other Events

     On January 28, 2000, the Registrant sold an aggregate of 650,000 shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), and warrants (the "Warrants") to purchase an aggregate of 5,750,000 shares of its Common Stock, par value $.01 per share (the "Common Stock"), for an aggregate consideration of $65 million, to Quantum Industrial Partners LDC and Greenlake Holdings II LLC in a private placement transaction. Approximately $15 million of the Series A Preferred Stock was issued in exchange for certain subordinated notes previously issued by the Registrant to the purchasers. The Registrant intends to use the proceeds from the sale of the Series A Preferred Stock and Warrants for general corporate purposes, including funding its working capital and making capital expenditures.

     The Series A Preferred Stock has an initial liquidation preference of $100 per share and an initial conversion price of $14 per share (in each case, subject to adjustment upon occurrence of certain events). The Series A Preferred Stock is convertible into Common Stock at any time. The Series A Preferred Stock has an annual dividend rate of 15% of the then current liquidation preference, and is entitled to share ratably in any dividends paid on the Common Stock. Dividends will accrue if not paid in cash, and the liquidation preference will be increased by the amount of any accrued but unpaid dividends. The Series A Preferred Stock may be redeemed at any time after October 1, 2008, upon the written request of holders of at least 75% of the then outstanding shares of the Series. The Registrant may, upon at least 30 days' notice, redeem all outstanding shares of the Series A Preferred Stock, if, at any time, less than 10% of the total Series A Preferred Stock originally sold on January 28, 2000 remains outstanding.

     The Warrants are exercisable, at any time until January 28, 2010, at an exercise price of $.01 per share of Common Stock, payable in cash or in shares of Common Stock. The number of shares of Common Stock receivable upon exercise of the Warrants may be adjusted upon the occurrence of certain events.

      Neither the Series A Preferred Stock nor the Warrants (including any shares of Common Stock receivable upon exercise or conversion thereof) have been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               OUTBOARD MARINE CORPORATION


                                               By: /s/ Robert S. Romano
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                                                  Name:  Robert S. Romano
                                                  Title: Vice President, General
                                                         Counsel and Secretary


Date: February 1, 2000


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